Exhibit 23.1

Consent of Independent Registered

Public Accounting Firm

The Board of Directors

FelCor Lodging Trust Incorporated

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-04947, 333-25717, 333-46357, 333-51588, 333-62599, 333-122221, 333-125040, 333-128862 and 333-138102) and Form S-8 (File Nos. 333-32579, 333-66041, 333-69869, 333-102662, 333-126228 and 333-126230) of FelCor Lodging Trust Incorporated of (a) our report, dated April 9, 2007 with respect to the consolidated balance sheet of WSRH Indian Wells Mezz, LLC as of December 31, 2006, and the related consolidated statements of operations, members’ equity, and cash flows for the year then ended, and (b) our report dated May 23, 2007, with respect to the combined consolidated balance sheet of WSRH VSP Mezz, LP and WSRH Club VSP, LLC as of December 31, 2006, and the related combined consolidated statements of operations, partners’ capital and cash flows for the year then ended, which reports appear in the Form 8-K/A of FelCor Lodging Trust Incorporated, dated February 11, 2008.

/s/ KPMG LLP

Chicago, Illinois

February 11, 2008